Exhibit 10.3

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to the License Agreement dated August 4, 1998 is made as of the ___ day of June, 2002 by and between the University of Florida Research Foundation, Inc. ("UFRF"), a nonstock, nonprofit Florida corporation, and Oragenics, Inc. (formerly OraGen, Inc.) ("Licensee"), a corporation organized and existing under the laws of Florida.

WHEREAS, UFRF and Licensee (collectively "the Parties") entered into a License Agreement covering certain Licensed Patents, made effective August 4, 1998, and first amended on September 15, 2000; and

WHEREAS, the Parties have agreed to amend certain terms of the License Agreement, as amended;

NOW THEREFORE, in consideration of the mutual covenants and agreement set forth below, the Parties hereby further amend the License Agreement as follows:

Section 3.2 is amended by changing the dates to read as follows:

Subsection (a)   "before September of 2003".

Subsection (b)   "before December of 2005".

Subsection (c)   "before May of 2006".

The License Agreement, as amended, except as further amended herein, shall remain in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment to the License Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

BY:	/s/ David L. Day	Date:	June ___, 2002
David L. Day Director, Office of Technology Licensing

ORAGENICS, INC.

By:	/s/ Mento A. Soponis	Date:	June ___, 2002
Mento A. Soponis President & Chief Executive Officer

UFRF Ref:   UF #1276